UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2020

HECLA MINING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8491	77-0664171
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of principal executive offices) (Zip Code)

(208) 769-4100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On July 10, 2020, the Company issued a News Release announcing it had entered into a Note Purchase Agreement, dated as of July 9, 2020, with Investissement Quebec (“IQ”) which provides that the Company will issue C$50 million (US $36.8 million based on the current exchange rates) of senior unsecured notes (the “Notes”) with a five-year maturity bearing a coupon of 6.515% to IQ.  The Notes will be issued in four installments of C$12.5 million (U.S. $9.205 million based on current exchange rates) on July 9, August 9, September 9 and October 9, 2020.  IQ will pay the Company C$12.5 million (U.S. $9.205 million based on the current exchange rates) on each issue date, but the Notes will provide that the principal amount that must be repaid is approximately C$12.059 million (U.S. $8.880 million) per Note at maturity (approximately C$48.238 million (U.S. $35.52 million based on the current exchange rates) in the aggregate principal amount for all notes) which results in the Notes being issued at a premium of 103.65%, which results in an effective annual yield of 5.74%.  Proceeds of the Notes may be used for general corporate purposes, including open market purchases of a portion of the Company’s 7.25% Senior Notes due February 2028 (“2028 Notes”) and to pay capital expenditures at Casa Berardi.  The Notes are senior and unsecured and are pari passu in all material respects with the 2028 Notes, including with respect to guarantees of the Notes by certain subsidiaries of the Company.

The description of the Agreement and the Notes in this report are summaries only, do not purport to be complete, and are qualified in their entirety by the terms of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On July 10, 2020, Hecla Mining Company (the “Company”) issued a news release (“Release”) announcing certain preliminary production and financial results for the second quarter ended June 30, 2020.  All measures of the Company's second quarter 2020 operating and financial results and conditions contained in the Release are preliminary and reflect the Company’s expected results as of the date of the Release. Actual reported second quarter 2020 results are subject to management's final review as well as review by the Company's independent registered accounting firm and may vary significantly from current expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied. A copy of the Release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any of the Company’s filings or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Note Purchase Agreement, dated July 9, 2020, among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and Investissement Quebéc. *

99.1	News Release dated July 10, 2020.**

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

* Filed herewith

** Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: July 10, 2020

3